As filed with the Securities and Exchange Commission on April 3, 1997
                                                      File No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    Form S-8


                             REGISTRATION STATEMENT


                                      Under


                           THE SECURITIES ACT OF 1933
                                 ---------------


                             BDM International, Inc.
               (Exact name of issuer as specified in its charter)


          Delaware                                       54-1561881
   (State of Incorporation)                (I.R.S. Employer Identification No.)

        McLean, Virginia                                 22102-3204
(Address of Principal Executive Offices)                 (Zip Code)
                                  ---------------
                 BDM INTERNATIONAL, INC. 1997 Stock Option Plan
                            (Full title of the Plan)
                                 ---------------
                              John F. McCabe, Esq.
                  Corporate Vice President and General Counsel
                             BDM International, Inc.
                                  1501 BDM Way
                           McLean, Virginia 22102-3204
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (703) 848-5224
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
                                  Proposed       Proposed
                                   Maximum       Maximum
                      Amount       Offering      Aggregate
Title of Securities   to be         Price        Offering          Amount of
to be Registered     Registered   Per Share(1)    Price        Registration Fee
-------------------  --------     ------------   --------      ----------------
Common Stock
(par value $.01)     2,500,000     $20.875        $52,187,500        $15,813
------------------
(1) Computed pursuant to Rule 457(c) and (h)(1) based on the average of the high and low prices on April 1, 1997, as reported by Nasdaq.

                                    PART I


               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

          The documents listed in paragraphs (a) through (c) below are incorporated by reference in this Registration Statement:

(a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed March 18, 1997.

(b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1996.

(c) The description of Registrant's common stock contained under the caption "Description of Capital Stock" in Amendment No. 4 to the registration statement on Form S-1 (File No. 33-77096) filed under the Securities Act of 1933, as amended (the "Securities Act"), on June 26, 1995.

          In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

               Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

          Certain legal matters with respect to the validity of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by John F. McCabe, Esq. Mr. McCabe serves as Corporate Vice President and General Counsel to the Registrant and, as of the date hereof, beneficially owns shares of the Common Stock with a fair market value in excess of $50,000.


Item 6.  Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware empowers a corporation incorporated under that statute to indemnify its directors, officers, employees, and agents and its former directors, officers, employees, and agents and those who serve in such capacities with another enterprise at its request against expenses, as well as judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the defense of any action, suit, or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify shall only exist where such officer, director, employee, or agent has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, in the case of a criminal action, where such person had no reasonable cause to believe his or her conduct was unlawful. However, in an action or suit by or in the right of the corporation, unless a court shall determine to the contrary, where such a person has been adjudged liable to the corporation, the corporation shall have no power of indemnification. Indemnification is mandatory to the extent a claim, issue, or matter has been successfully defended. Indemnification is not deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of shareholders, or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of the persons it has the power to indemnify, whether or not indemnification against such liability would be allowed under the statute. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

          Generally, under the By-laws and Certificate of Incorporation of the Registrant, indemnification of directors and officers is mandatory to the full extent permitted by law.

          The Registrant has provided liability insurance coverage for each director and officer with respect to certain losses arising from claims or charges made against them while acting in their capacities of directors or officers of the Registrant.


Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

          The Exhibit Index on page E-1 is hereby incorporated by reference.


Item 9.  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F~-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia, on March 31, 1997.

                                                 BDM INTERNATIONAL, INC.
                                                       (Registrant)


                                                 By: /s/ PHILIP A. ODEEN
                                                     --------------------------
                                                     Philip A. Odeen
                                                     President


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, or by his or her duly authorized attorney-in-fact, in the capacities and on the dates indicated.

      Signature                       Title                           Date
---------------------------    -----------------------------      --------------

/s/ PHILIP A. ODEEN
---------------------------
    Philip A. Odeen            President and Chief Executive      March 31, 1997
                               Officer, Director (principal
                               executive officer)

/s/ C. THOMAS FAULDERS, III
---------------------------
    C. Thomas Faulders, III    Executive Vice President,          March 31, 1997
                               Treasurer and Chief Financial
                               Officer (principal financial
                               officer)

/s/ JUDITH N. HUNTZINGER
---------------------------
    Judith N. Huntzinger       Corporate Vice President and       March 31, 1997
                               Controller (principal accounting
                               officer)

/s/ FRANK C. CARLUCCI
---------------------------
    Frank C. Carlucci          Chairman of the Board of           March 31, 1997
                               Directors

/s/ WILLIAM E. CONWAY, JR.
---------------------------
    William E. Conway, Jr.     Vice Chairman and Director         March 31, 1997


/s/ JEANETTE GRASSELLI BROWN
----------------------------
Dr. Jeanette Grasselli Brown   Director                           March 31, 1997


/s/ PHILLIP R. COX
----------------------------
    Phillip R. Cox             Director                           March 31, 1997


/s/ NEIL GOLDSCHMIDT
----------------------------
    Neil Goldschmidt           Director                           March 31, 1997



----------------------------
    Walther Leisler Kiep       Director                           March   , 1997


/s/ THOMAS G. RICKS
----------------------------
    Thomas G. Ricks            Director                           March 31, 1997



---------------------------
Dr. William E. Sweeney, Jr.    Director                           March   , 1997


/s/ EARLE C. WILLIAMS
---------------------------
    Earle C. Williams          Director                           March 31, 1997

                                  EXHIBIT INDEX



                                                                     Page No. in
                                                                     Sequential
                                                                     Numbering
Exhibit No.   Description                                            System
----------    --------------------------------------                 ----------

 4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1 filed March 30, 1994 (No. 33-77096)

 4.2          Amended and Restated By-laws of the Registrant
              (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K filed March 18, 1997 (File No. 000-23966)

 4.3          BDM International, Inc. 1997 Stock Option Plan

 5.1          Opinion of John F. McCabe, Esq. Corporate Vice
              President and General Counsel

23.1          Consent of John F. McCabe, Esq. (included in
              Exhibit 5.1)

23.2          Consent of Coopers & Lybrand L.L.P.